Exhibit 6.1

RYCA INTERNATIONAL, INC.

2020 STOCK PLAN

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TABLE OF CONTENTS

(CONTINUED)

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RYCA INTERNATIONAL, INC.

2020 STOCK PLAN

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Ryca International, Inc. 2020 Stock Plan (the “Plan”) is established effective as of April 10, 2020 (the “Effective Date”).

1.2              Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing Services for the Participating Company Group.

1.3              Term of Plan. Unless earlier terminated by the Board in accordance with Section 12 below, the Plan will continue in effect for ten (10) years from the later of (a) the Effective Date or (b) the earlier of the most recent Board or stockholder approval of an increase in the maximum aggregate number of shares of Stock issuable under the Plan in accordance with Section 13.13 below.

2.	DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Certain capitalized terms used in this Plan have the following meanings:

(a)                “Award” means an Option, Restricted Stock Purchase Right or Restricted Stock Bonus.

(b)               “Award Agreement” means a written or electronic agreement between the Company and a Participant containing the terms, conditions and restrictions applicable to an Award.

(c)               “Board” means the Board of Directors of the Company or any Committee appointed to administer the Plan.

(d)               “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company that is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or that impairs the Participant’s ability to perform his or her duties with a Participating Company.

(e)               “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(v)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; provided, however, that a Change in Control does not include (i) a transaction described in this Section 2.1(e) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors, or (ii) a transaction with the principal purpose of (1) changing the jurisdiction of the Company’s incorporation,

(2)  creating a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (3) obtaining funding for the Company in a financing transaction that is approved by the Board. For purposes of the preceding sentence, indirect beneficial ownership includes an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board will determine whether multiple events described in this Section 2.1(e) are related and to be treated in the aggregate as a single Change in Control, and its determination will be final, binding and conclusive.

(f)                “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines.

(g)               “Committee” means the compensation committee or other committee or subcommittee of the Board appointed to administer the Plan and having the powers specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee has all of the powers of the Board granted by the Plan.

(h)               “Company” means Ryca International, Inc., a Delaware corporation, and any successor thereto.

(i)                 “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that, if applicable to an Award granted to such person, the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(j)                “Director ” means a member of the Board.

(k)               “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

(l)                 “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither Service as a Director nor payment of a director’s fee is sufficient to constitute employment for purposes of the Plan. The Company will determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of the individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, the Company’s determination will be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(m)              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)               “Exchange Program” means a program under which (i)  outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type or cash, (ii) Participants have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Board, or (iii) the exercise price of an outstanding Award is increased or reduced. The Board will determine the terms and conditions of any Exchange Program in its sole discretion.

(o)               “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company, subject to the following:

(i)                 If, on such date, the Stock is listed or quoted on a securities exchange or quotation system, the Fair Market Value of a share of Stock will be the closing price of a share of Stock as quoted on the securities exchange or quotation system constituting the primary market for the Stock, as reported by a source the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established will be the last day on which the Stock was traded or quoted prior to the relevant date, or another appropriate day as determined by the Board, in its discretion.

(ii)              If, on such date, the Stock is not listed or quoted on a securities exchange or quotation system, the Fair Market Value of a share of Stock must be determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(p)               “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and that qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(q)               “Incumbent Director” means a Director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a Director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of Directors of the Company).

(r)                “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s)                “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or that does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(t)                “Officer” means any person designated by the Board as an officer of the Company.

(u)                “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(v)               “Ownership Change Event” means the occurrence of any of the following: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(w)             “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(x)                “Participant” means any eligible person who has been granted one or more Awards.

(y)  “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(z)   “Participating Company Group” means, at any point in time, all entities collectively that are then Participating Companies.

(aa) “Restricted Stock Award” means an Award in the form of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(bb) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 7.

(cc) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 7.

(dd) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ee) “Section 409A” means Section 409A of the Code.

(ff)  “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Service” means a Participant’s employment or service-based engagement with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise set forth in a Participant’s Award Agreement, a Participant’s Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service will not be deemed to have been interrupted or terminated if the Participant takes any vacation, military leave, sick leave or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds three (3) months, then on the first (1st) day following the end of such three-month period the Participant’s Service will be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence will not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service will be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, will determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(hh) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(ii)   “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(jj) “Ten Percent Stockholder” means a person who, at the time an Award is granted to such person, owns stock possessing more than 10% of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(kk) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2              Construction. Captions and titles in this Plan are for convenience only and do not affect the meaning or interpretation of any of its provisions. Except when otherwise indicated by the context, the singular will include the plural and the plural will include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1              Administration by the Board. The Plan is administered by the Board. All questions of interpretation of the Plan, any Award Agreement or any other form of agreement or other document employed by the Company in administering the Plan or any Award will be determined by the Board, and such determinations will be final, binding and conclusive upon all persons having an interest in the Plan or such Award and must be afforded the maximum deference permitted by law. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) will be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan will be paid by the Company.

3.2              Authority of Officers. Any Officer will have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of the Company under the Plan, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3              Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board will have the full and final power and authority, in its discretion:

(a)           to determine the persons to whom, and the times at which, Awards are granted and the number of shares of Stock subject to each Award;

(b)           to determine the type of Award granted;

(c)           to determine the Fair Market Value of shares of Stock or other property;

(d)            to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares of Stock purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the time of expiration of any Award, (vi) the effect of any Participant’s termination of Service on any of the foregoing, (vii) to include a provision whereby the shares of Stock resulting from an Award are subject to a requirement that they be voted in favor of and, if applicable, transferred in connection with a Change in Control provided certain conditions are met, as set forth in the applicable Award Agreement, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)	to approve one or more forms of Award Agreement;

(f)           to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired pursuant thereto;

(g)           to institute and determine the terms and conditions of an Exchange Program;

(h)           to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares of Stock acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)             to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, and to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(j)             to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take all other actions with respect to the Plan or any Award that the Board deems advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4              Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan must be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5              Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated will be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within 60 days after the institution of such action, suit or proceeding, such person offers to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

4.1              Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan will be Nine Hundred Fifty Thousand Six Hundred Forty (950,640) and such shares may consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of shares of Stock issuable upon the exercise of all outstanding Awards (together with options outstanding under any other stock plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company may not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.

4.2              Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price or is surrendered pursuant to an Exchange Program, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock will again be available for issuance under the Plan. Shares of Stock will not be treated as issued pursuant to the Plan (a)  with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 9.2. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan will be reduced by the net number of shares issued upon the exercise of the Option.

4.3              Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments must be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the ISO Share Limit set forth in Section 5.3(a), and in the exercise or purchase price per share under any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company will not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards will be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section will be rounded down to the nearest whole number, and the exercise or purchase price per share will be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. Such adjustments will be determined by the Board, and its determination will be final, binding and conclusive upon all persons having an interest therein.

4.4              Assumption or Substitution of Awards. The Board may, without affecting the number of shares of Stock available pursuant to Section 4.1, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5.	ELIGIBILITY, PARTICIPATION AND OPTION LIMITATIONS.

5.1              Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2              Participation in the Plan. Awards are granted solely at the discretion of the Board. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section will not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3              Incentive Stock Option Limitations.

(a)            Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to Section 4.1 and adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options may not exceed Nine Hundred Fifty Thousand Six Hundred Forty (950,640) shares (the “ISO Share Limit”). The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options will be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.

(b)           Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an Employee on the effective date of the grant of the Option may be granted only a Nonstatutory Stock Option.

(c)            Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than $100,000, the portion of such Options that exceeds such amount will be treated as Nonstatutory Stock Options. For purposes of this Section, Options designated as Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of Stock will be determined as of the time the Option with respect to such Stock is granted. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate the portion of such Option the Participant is exercising. In the absence of such designation, the Participant will be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares of Stock issued pursuant to each such portion will be separately identified.

6.	STOCK OPTIONS.

Each Option must be evidenced by an Award Agreement specifying the number of shares of Stock covered thereby, in such form as the Board establishes. The Award Agreement may incorporate all or any of the terms of the Plan by reference and must comply with and will be subject to the following terms and conditions:

6.1              Exercise Price. The Board will be established, in its discretion, the exercise price for each; provided, however, that (a) the exercise price per share for an Option may not be less than 100% of the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder may have an exercise price per share less than 110% of the Fair Market Value of a share of Stock on the effective date of grant of the Option.

6.2              Exercisability and Term of Options. Options will be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as determined by the Board and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option will be exercisable after the expiration of 10 years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Stockholder will be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, Disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, each Option will terminate 10 years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3              Payment of Exercise Price.

(a)            Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option must be made (i) in cash, by check or in cash equivalent, (ii) if permitted by the Board and subject to the limitations contained in Section 6.3(b), by means of (1) a Stock Tender Exercise, (2) a Cashless Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Board may grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)            Limitations on Forms of Consideration.

(i)                Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares of Stock with respect to which the Option is exercised. A Stock Tender Exercise will not be permitted if it would constitute a violation of any law, regulation or agreement restricting the Company’s redemption of Stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii)              Cashless Exercise. A Cashless Exercise will be permitted only upon the class of shares subject to the Option becoming publicly traded in an established securities market. A “Cashless Exercise” means the delivery of a properly executed exercise notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(iii)             Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares of Stock otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant will pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4              Effect of Termination of Service.

(a)               Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless a longer exercise period is provided by the Board, an Option will terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and will be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter will terminate:

(i)              Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration six (6) months (or such longer period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)             Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of six (6) months (or such longer period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service will be deemed to have terminated on account of death if the Participant dies within 30 days (or such longer period provided by the Board) after the Participant’s termination of Service.

(iii)            Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option will cease to be exercisable immediately upon such termination of Service.

(iv)            Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of 30 days (or such longer period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)               Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 11 below, the Option will remain exercisable until the later of (i) 30 days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5              Transferability of Options. During the lifetime of the Participant, an Option is exercisable only by the Participant or the Participant’s guardian or legal representative. An Option is not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except (a) transfer by will or by the laws of descent and distribution or (b)  to the extent permitted by the Board, in its discretion, subject to the applicable limitations, if any, described in Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7.	RESTRICTED STOCK AWARDS.

Each Restricted Stock Award must be evidenced by an Award Agreement specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Board establishes. The Award Agreements may incorporate all or any of the terms of the Plan by reference and must comply with and will be subject to the following terms and conditions:

7.1              Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Board determines, including the attainment of one or more performance goals.

7.2              Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right will be established by the Board in its discretion. No monetary payment (other than applicable tax withholding) is required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which is services actually rendered to a Participating Company or for its benefit. However, if required by applicable state corporate law, the Participant must furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

7.3              Purchase Period. A Restricted Stock Purchase Right is exercisable within a period established by the Board not exceeding 30 days from the effective date of the grant of the Restricted Stock Purchase Right.

7.4              Payment of Purchase Price. Payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right must be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

7.5              Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria established by the Board and set forth in the Award Agreement. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 7.8. Upon request by the Company, each Participant must execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock and must promptly present to the Company any and all certificates representing shares of Stock for the placement on such certificates of appropriate legends evidencing such transfer restrictions.

7.6              Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 7.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant will have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Board and provided by the Award Agreement, such dividends and distributions will be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise will be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award will be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

7.7              Effect of Termination of Service. Unless otherwise provided by the Board in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (a) the Company will have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right that remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant will forfeit to the Company for no consideration any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company will have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

7.8              Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award will not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder will be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

8.	CHANGE IN CONTROL; DISSOLUTION OR LIQUIDATION.

8.1              Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards will be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Board may provide for any one or more of the following:

(a)               Accelerated Vesting. In its discretion, the Board may provide in the grant of any Award or at any other time may take any action it deems appropriate to provide for acceleration of the exercisability and/or vesting in connection with a Change in Control of each or any outstanding Award (or portion thereof) and shares acquired pursuant any Award upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Board determines.

(b)               Assumption, Continuation or Substitution of Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award (or portion thereof) outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. The holder of any Award (or portion thereof) that is neither assumed, continued by, or substituted for by the Acquiror in connection with the Change in Control will be given reasonable advance notice by the Company (in writing or electronically) regarding the treatment of such Award in the Change in Control and, to the extent any such Award is not exercised as of the time of consummation of the Change in Control, such Award will terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. For the purposes of this subsection (b), an Award will be considered assumed, continued, or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Acquiror or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to such Award, to be solely common stock of the Acquiror or its Parent equal in Fair Market Value to the per share consideration received by holders of Stock in the Change in Control. Notwithstanding anything in this subsection (b) to the contrary, and unless otherwise provided in an Award Agreement, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(c)               Cash-Out of Outstanding Awards. The Board may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, will be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis including pursuant to an escrow, earn-out, holdback or similar arrangement applicable to Company shareholders generally, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable amount of future payment of such consideration. In the event a determination under this subsection (c) is made by the Board, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof.

(d)               Award Subject to Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting nonqualified deferred compensation subject to Section 409A would become payable under this Plan by reason of a Change in Control, such amount will become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award that constitutes Section 409A deferred compensation and that would vest and otherwise become payable upon a Change in Control in accordance with Section 8.1(a) will vest to the extent provided by such Award but will be converted automatically at the effective time of the Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule or otherwise at the earliest time that would not result in taxation under Section 409A, an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(e)               Treatment of Awards. In taking any of the actions permitted under this Section 8.1, the Board will not be required to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly in the Change in Control transaction.

8.2              Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

9.	TAX WITHHOLDING.

9.1              Tax Withholding in General. The Company has the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company has no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to an Award Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

9.2              Withholding in or Directed Sale of Shares. The Company has the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or vesting of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations may not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting or exercise of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to the Participating Company in cash.

9.3              Section 83(i) Election Not Permitted. The Company will not establish an escrow arrangement in accordance with Section 83(i)(3)(A)(ii) of the Code intended to satisfy the income tax withholding requirements with respect to qualified stock. Accordingly, no Participant will be permitted to make an election under Section 83(i) of the Code with respect to any shares of Stock acquired upon the exercise of an Option.

10.	COMPLIANCE WITH SECTION 409A.

The Plan and all Awards are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all Awards will be administered, interpreted, and construed in a manner consistent with Section 409A, as determined by the Company in good faith, to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with any Award that may result in nonqualified deferred compensation within the meaning of Section 409A will comply in all respects with the applicable requirements of Section 409A. Notwithstanding the foregoing, neither the Company nor the Board will have any obligation to take any action to prevent the assessment of any tax or penalty on any Participant under Section 409A, and neither the Company nor the Board will have any liability to any Participant for such tax or penalty.

11.	COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award will be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act will at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.	AMENDMENT OR TERMINATION OF PLAN OR AN AWARD.

The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there must be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan may affect any then outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan or any Award may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, (a) an amendment to the Plan or any Award that may cause an Incentive Stock Option to be treated as a Nonstatutory Stock Option will not be treated as having a materially adverse effect on the Award and (b) the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

13.	MISCELLANEOUS PROVISIONS.

13.1	Restrictions on Transfer of Shares.

(a)               Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company will have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant will execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and will promptly present to the Company any and all certificates representing shares of Stock for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

(b)               Notwithstanding the provisions of any Award Agreement to the contrary, at any time prior to the date on which the Stock is listed on a national securities exchange (as such term is used in the Exchange Act) or is traded on the over-the-counter market and prices therefore are published daily on business days in a recognized financial journal, the Board may prohibit any Participant who acquires shares of Stock pursuant to the Plan or any transferee of such Participant from selling, transferring, assigning, pledging, or otherwise disposing of or encumbering any such shares (each, a “Transfer”) without the prior written consent of the Board. The Board may withhold consent to any Transfer for any reason, including without limitation any Transfer (i) to any individual or entity identified by the Company as a potential competitor or considered by the Company to be unfriendly, or (ii) if such Transfer increases the risk of the Company having a class of security held of record by such number of persons as would require the Company to register any class of securities under the Exchange Act; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such shares or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, Internet site, or similar method of communication, including without limitation any trading portal or Internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer would be of less than all of the shares of Stock then held by the stockholder and its affiliates or is to be made to more than a single transferee.

13.2          Forfeiture Events. The Board may determine that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of Service for Cause, any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. Notwithstanding any provisions to the contrary under this Plan, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Board may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with applicable law.

13.3          Provision of Information. At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year must be made available to each Participant and purchaser of shares of Stock upon the exercise of an Award; provided, however, that this requirement does not apply if all offers and sales of securities pursuant to the Plan comply with all applicable conditions of Rule 701 under the Securities Act. The Company is not required to provide such information to key persons whose duties in connection with the Company assure them access to equivalent information. The Company will deliver to each Participant such disclosures as are required in accordance with Rule 701 under the Securities Act. Notwithstanding the foregoing, at any time the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company will provide to the applicable Participants the information described in Securities Act Rules 701(e)(3), (4) and (5) by a method allowed under Rule 12h-1(f)(1)(vi) and in accordance with the requirements of Rule 12h- 1(f)(1)(vi), provided that the Participant agrees to keep the information confidential until the Company becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

13.4          Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, will have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan will confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award will in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

13.5          Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to any shares of Stock covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

13.6          Delivery of Title to Shares. Subject to any governing rules or regulations, the Company will issue or cause to be issued the shares of Stock acquired pursuant to an Award and will deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

13.7          Fractional Shares. The Company will not be required to issue fractional shares upon the exercise or settlement of any Award.

13.8          Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation will be taken into account in computing a Participant’s benefits.

13.9          Severability. If any one or more of the provisions (or any part thereof) of this Plan is held invalid, illegal or unenforceable in any respect, such provision will be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan will not in any way be affected or impaired thereby.

13.10      No Constraint on Corporate Action. Nothing in this Plan will be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

13.11      Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement will be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

13.12      Corporate Records. Corporate action constituting the grant of an Award to any Participant will be deemed completed as of the date of such corporate action, unless a later effective date is expressly provided by the Board in granting the Award, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (including, without limitation, Board written consents in lieu of a meeting, resolutions, or minutes) documenting the corporate action constituting the grant of the Award contain terms (including, without limitation, the exercise price, vesting schedule or number of shares) that are inconsistent with those contained in the Award Agreement or related grant documents as a result of a clerical error in the preparation of the Award Agreement or related grant documents, the corporate records will control, and the Participant will have no legally binding right to the incorrect term contained in the Award Agreement or related grant documents.

13.13      Stockholder Approval. The Plan or any increase in the maximum aggregate number of shares of Stock issuable under the Plan as provided in Section 4.1 (the “Authorized Shares”) must be approved by a majority of the outstanding securities of the Company entitled to vote within a period beginning twelve (12) months before and ending twelve (12) months after the date of adoption thereof by the Board. Awards granted prior to security holder approval of the Plan or in excess of the Authorized Shares previously approved by the security holders will become exercisable no earlier than the date of security holder approval of the Plan or such increase in the Authorized Shares, as the case may be, and such Awards will be rescinded if such security holder approval is not received in the manner described in the preceding sentence.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Ryca International, Inc. 2020 Stock Plan as duly adopted by the Board on April 10th, 2020.

/s/ Cary Schwartz

Secretary

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